SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

The Royal Bank of Scotland Group plc

(Exact name of registrant as specified in its charter)

Great Britain	None

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

RBS Gogarburn PO Box 1000 Edinburgh EH12 1HQ United Kingdom

(Address of principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-123972.

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

American Depositary Shares, Series Q Non-cumulative Dollar Preference Shares, Series Q	New York Stock Exchange New York Stock Exchange *

* Application is made for listing, not trading, but only in connection with the registration of American Depositary Shares pursuant to the requirements of the New York Stock Exchange.

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

      The Registrant filed with the Securities and Exchange Commission (the “Commission”) on April 8, 2005 a Registration Statement on Form F-3 (the “Registration Statement”) relating to the Registrant’s Debt Securities and Dollar Preference Shares. The Registration Statement was declared effective by the Commission on April 25, 2005. On May 16, 2006, the Registrant filed with the Commission pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, a prospectus dated May 16, 2006 and a preliminary prospectus supplement dated May 16, 2006. On May 22, 2006 the Registrant filed with the Commission pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended, a prospectus dated May 16, 2006 and final prospectus supplement dated May 18, 2006 (the “Prospectus” and “Prospectus Supplement”, respectively). The Prospectus Supplement and the Prospectus are incorporated herein by reference to the extent set forth below.

Item 1. Description of Registrant’s Securities to be Registered

      Reference is made to the information set forth under the headings “Description of Dollar Preference Shares” and “Description of American Depositary Receipts” on pages 16 through 28 of the Prospectus; and to the information set forth under the headings “Certain Terms of the Series Q Preference Shares” on pages S-9 through S-12 of the Prospectus Supplement and “Certain US Federal and UK Tax Consequences” on pages S-13 through S-15 of the Prospectus Supplement, which information is incorporated herein by reference.

Item 2. Exhibits

(A)	Registration Statement on Form F-3, including the Prospectus and the Prospectus Supplement (incorporated herein by reference to the Registrant’s Registration Statement on Form F-3 (File No. 333-123972)).

(B)	1.1	Memorandum and Articles of Association of the Registrant, as amended (incorporated herein by reference to Exhibit 4.3 to Post-effective Amendment No. 2 to the Registrant’s Form F-3 (File No. 333-100661)).

1.2	Resolutions of the Board of Directors of the Registrant or an authorized Committee thereof providing for the issuance of Non-cumulative Dollar Preference Shares, Series Q (incorporated by reference to the Registrant’s report on Form 6-K filed with the Commission on May 24, 2006).

2

2.1	Form of global share warrant for Category II Non-cumulative Dollar Preference Shares, Series Q (incorporated by reference to the Registrant’s report on Form 6-K filed with the Commission on May 24, 2006).

2.2	Form of American Depositary Receipt, Series Q, evidencing American Depositary Shares, Series Q, representing Category II Non-cumulative Dollar Preference Shares, Series Q (incorporated by reference to the Registrant’s report on Form 6-K filed with the Commission on May 24, 2006).

2.3	Form of Amended and Restated Deposit Agreement among the Registrant, The Bank of New York and all holders from time to time of American Depositary Receipts issued thereunder, including the form of American Depositary Receipt (incorporated by reference to Exhibit 1 to the Registrant’s Registration Statement on Form F-6 (File No. 333-127867)).

3

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment hereto to be signed on its behalf by the undersigned, thereunto duly authorized.

THE ROYAL BANK OF SCOTLAND
GROUP plc
(Registrant)

	By:	/s/ Hew Campbell

Name: Hew Campbell
Title: Deputy Secretary

Date: May 24, 2006